Exhibit 99.2

	Three month period ended
	March 31, 2006	March 31, 2005
Reconciliation of non-GAAP measure:
(in millions)

Net income	$5.7	$—
Income tax provision	3.2	—
Interest expense, net	25.6	15.0
Depreciation and amortization	15.8	12.1

Earnings before interest, taxes, depreciation and amortization (EBITDA)	50.3	27.1

Other adjustments:
Purchase accounting adjustment for manufacturer’s profit in inventory	—	16.4
Reorganization and acquisition- related integration costs	9.4	2.9
Loss on early extinguishment of debt	—	6.1
Non-cash compensation costs	5.4	—
Inventory write-offs	0.3	—
Duplicative administrative costs	0.9	—

As Adjusted EBITDA	$66.3	$52.5